Exhibit A


        Statement Under Oath of Principal Executive Officer and Principal
                              Financial Officer(1)




I, Edward B. Rust Jr., state and attest that, to the best of my knowledge, the accompanying Form N-SAR for State Farm Mutual Fund Trust fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and that financial statements contained in the Form N-SAR fairly present, in all material respects, the financial condition and results of State Farm Mutual Fund Trust:

/s/ Edward B. Rust Jr.
------------------------------
Edward B. Rust Jr.
Date: 08/21/2002


Subscribed and sworn to before me this 21st day of August 2002.


/s/ Kimberly A. Havens
------------------------------
Notary Public


My Commission Expires:  12/20/04


            "Official Seal"






I, Roger S. Joslin, state and attest that, to the best of my knowledge, the accompanying Form N-SAR for State Farm Mutual Fund Trust fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and that financial statements contained in the Form N-SAR fairly present, in all material respects, the financial condition and results of State Farm Mutual Fund Trust:

/s/ Roger S. Joslin
-----------------------
Roger S. Joslin
Date: 08/21/2002


Subscribed and sworn to before me this 21st day of August 2002.


/s/ Kimberly A. Havens
------------------------------
Notary Public


My Commission Expires:  12/20/04


"Official Seal"


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(1)  This certification is made pursuant to the requirement of Section 906 of the Sarbanes-Oxley Act of 2002, and only to the extent that Section 906 applies to registered investment companies.